Exhibit 99.B(d)(63)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Logan Circle Partners, L.P.

Dated September 15, 2017, as amended June 26, 2018

SEI INSTITUTIONAL INVESTMENTS TRUST

Ultra Short Duration Bond Fund

Long Duration Credit Fund

Limited Duration Bond Fund

Intermediate Duration Credit Fund

Core Fixed Income Fund

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Logan Circle Partners, L.P.

Dated September 15, 2017, as amended June 26, 2018

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Investments Trust

Long Duration Corporate Bond Fund

[REDACTED]

Limited Duration Bond Fund

[REDACTED]

Ultra Short Duration Bond Fund

The fee schedule below will be applied to the sum of the average daily value of the Assets of the SEI Institutional Investments Trust Ultra Short Duration Bond Fund and the average daily value of the Assets of any other ultra short duration SEI mutual fund or account (each an “Ultra Short Duration Bond Fund”, collectively the Ultra Short Duration Bond Funds”) to which the Sub-Adviser may now or in the future provide investment advisory/sub-advisory services. Each Ultra Short Duration Bond Fund will be responsible for its pro rata portion of the total fee determined pursuant to this paragraph based on the relative values of the average daily Assets of the Ultra Short Duration Bond Funds managed by Sub-Adviser (as set forth below).

[REDACTED]

As of the effective date of this Schedule B the Ultra Short Duration Bond Funds are as follows:

•      SEI Institutional Investments Trust Ultra Short Duration Bond Fund; and

•      SEI Daily Income Trust Ultra Short Duration Bond Fund.

Intermediate Duration Credit Fund

[REDACTED]

Core Fixed Income Fund

[REDACTED]

Agreed and Accepted:

SEI Investments Management Corporation	Logan Circle Partners, L.P.

By:	By:
/s/ Stephen G. MacRae	/s/ Jude T. Driscoll

Name:	Name:
Stephen G. MacRae	Jude T. Driscoll

Title:	Title:
Vice President	CEO + CIO